UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) FEBRUARY 1, 1999

                       TRAVEL SERVICES INTERNATIONAL, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

    FLORIDA                           0-29298                    52-2030324
-------------------------           ------------               --------------
(State or other juris-              (Commission                (IRS Employer
diction of incorporation)           File Number)             Identification No.)

              220 CONGRESS PARK DRIVE, DELRAY BEACH, FLORIDA 33445
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 561-266-0860



                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               AHI INTERNATIONAL CORPORATION AUDITED FINANCIAL STATEMENTS       PAGE

               Report of Independent Certified Public Accountants               3

               Balance Sheet as of December 31, 1998                            4

               Statement of Operations and Retained Earnings for the Year
                      Ended December 31, 1998                                   5

               Statement of Cash Flows for the Year Ended December 31, 1998     6

               Notes to Financial Statements                                    7

         (B)   PRO FORMA FINANCIAL INFORMATION.

               TRAVEL SERVICES INTERNATIONAL, INC. AND ACQUIRED SUBSIDIARY      PAGE

               Unaudited Pro Forma Condensed Combined Balance Sheet
                      as of December 31, 1998                                   10

               Unaudited Pro Forma Condensed Combined Statement of Income
                      for the Year Ended December 31, 1998                      11

               Notes to Unaudited Pro Forma Condensed Combined Financial
                      Statements                                                12

                                       2

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders of
  AHI International Corporation:

We have audited the accompanying balance sheet of AHI International Corporation (the "Company"), an Illinois corporation, as of December 31, 1998, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AHI International Corporation as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP



West Palm Beach, Florida,
  February 16, 1999.

                          AHI INTERNATIONAL CORPORATION

                                  BALANCE SHEET

                                DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                      $  9,830,795
   Investments                                                         667,678
   Prepaid tour costs                                                6,873,300
   Accounts receivable                                                 835,253
   Receivables from employees                                           72,036
   Other current assets                                                176,974
                                                                  ------------
             Total current assets                                   18,456,036

PROPERTY AND EQUIPMENT, net                                            741,919
                                                                  ------------
             Total assets                                         $ 19,197,955
                                                                  ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable                                                   $     12,923
   Customer deposits                                                10,884,270
   Trade payables                                                    4,442,284
   Accrued liabilities                                                 725,422
   State income tax payable                                             59,510
                                                                  ------------
             Total current liabilities                              16,124,409
                                                                  ------------
COMMITMENTS (Note 4)

SHAREHOLDERS' EQUITY:
   Common shares, no par value; 100,000 shares authorized;
     20,682 shares issued and outstanding                                6,894
   Retained earnings                                                 3,066,652
                                                                  ------------
             Total shareholders' equity                              3,073,546
                                                                  ------------

             Total liabilities and shareholders' equity           $ 19,197,955
                                                                  ============

   The accompanying notes to financial statements are an integral part of this balance sheet.

                          AHI INTERNATIONAL CORPORATION

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1998

NET REVENUES                                                      $ 15,736,503

OPERATING EXPENSES                                                   8,363,851
                                                                  ------------
             Gross profit                                            7,372,652

GENERAL AND ADMINISTRATIVE EXPENSES                                  3,635,114
                                                                  ------------
             Income from operations                                  3,737,538

OTHER INCOME (EXPENSE):
   Interest income                                                     488,801
   Interest expense                                                     (3,931)
   Loss on sale of fixed assets                                       (105,460)
   Other, net                                                          (12,518)
                                                                  ------------
             Total other income (expense)                              366,892
                                                                  ------------
             Income before provision for state income taxes          4,104,430

PROVISION FOR STATE INCOME TAXES                                        61,779
                                                                  ------------
             Net income                                              4,042,651

RETAINED EARNINGS, beginning of year                                 1,145,400

DISTRIBUTIONS                                                       (2,121,399)
                                                                  ------------
RETAINED EARNINGS, end of year                                    $  3,066,652
                                                                  ============

   The accompanying notes to financial statements are an integral part of this statement.

                          AHI INTERNATIONAL CORPORATION

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                       $ 4,042,651
   Adjustments to reconcile net income to
     net cash flows provided by operating activities-
       Depreciation                                                     167,115
       Loss on sale of fixed assets                                     105,460
       Changes in assets and liabilities:
         Prepaid tour costs                                            (667,988)
         Accounts receivable                                             66,771
         Receivables from employees                                       2,814
         Other current assets                                           (41,561)
         Customer deposits                                             (754,510)
         Trade payables                                                (362,262)
         Other current liabilities                                      197,997
                                                                    -----------
             Net cash flows from operating activities                 2,756,487
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                (668,806)
   Proceeds from sale of property and equipment                           5,680
   Proceeds from sale of investments                                    291,473
                                                                    -----------
             Net cash flows used in investing activities               (371,653)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions to shareholders                                     (2,121,399)
                                                                    -----------

             Net increase in cash and cash equivalents                  263,435
CASH AND CASH EQUIVALENTS, beginning of year                          9,567,360
                                                                    -----------
CASH AND CASH EQUIVALENTS, end of year                              $ 9,830,795
                                                                    ===========

   The accompanying notes to financial statements are an integral part of this statement.

                          AHI INTERNATIONAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.  ORGANIZATION AND NATURE OF BUSINESS

The Company, an Illinois corporation, is engaged primarily in arranging group travel tours, principally marketed through college alumni associations. On February 1, 1999, pursuant to a purchase agreement dated January 8, 1999, the Company became a wholly owned subsidiary of Travel Services International, Inc. in a transaction accounted for using the purchase method of accounting. The purchase price consisted of $24.0 million in cash and 145,400 shares of common stock of Travel Services International, Inc.

     b.  REVENUE RECOGNITION

Revenues from tours and the related costs are recognized when the tour commences. The Company prepays certain tour costs, and the recognition of such tour costs are deferred until the tour commences. These costs include direct mail solicitation costs, which are deferred until the tour commences. Additionally, to the extent the Company has received customer deposits, they are deferred until the tour commences.

     c.  CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     d.  INVESTMENTS

Investments are recorded at fair market value. Investments are comprised of a certificate of deposit, which bears interest at 4.40%, and an investment portfolio with Salomon Smith Barney. The investment portfolio was sold by the Company during February 1999 at a loss of $15,006, which has been recognized in the accompanying 1998 statement of operations in other expense.

     e.  RECEIVABLES FROM EMPLOYEES

Receivables from employees are comprised of advances on sales commissions and a receivable from the previous owner of the Company, which was fully repaid during February 1999. The receivables relating to advances on sales commissions are due on demand.

     f.  PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is based on estimated useful lives and is provided on the straight-line method. The useful lives of property and equipment for purposes of computing depreciation range from three to five years.

     g.  OPERATING EXPENSES

Operating expenses include sales commissions, salaries, direct mail solicitation, communication, credit card fees and other costs associated with the selling and processing of tour reservations.

     h.  INCOME TAXES

In 1998, the Company operated under the provisions of Chapter S of the Internal Revenue Code, whereby its income is treated for income tax purposes substantially as if the corporation were a partnership. Accordingly, no provision has been made by the Company for U.S. Federal income taxes or for state income taxes in those states which recognize the Chapter S election. The Company is subject to the 1.5% State of Illinois replacement tax.

     i.  USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company estimates costs based on current foreign currency rates. Because these estimates are made well in advance of payments to vendors, actual costs could vary significantly from the estimates as a result of foreign currency fluctuations.

2.   PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1998 is comprised of:

      Office equipment                                       $    495,769
      Furniture and fixtures                                      389,814
      Vehicles                                                     22,397
      Leasehold improvements                                      141,734
                                                             ------------
                                                                1,049,714
      Accumulated depreciation                                   (307,795)
                                                             ------------
      Property and equipment, net                            $    741,919
                                                             ============

3.   NOTE PAYABLE

Note payable is secured by a computer software license, bears interest at 12% and is due in monthly installments through August 1999.

Cash payments for interest were $2,713 for 1998.

4.   LEASE OBLIGATIONS

The Company leases certain of its building and office equipment under operating leases. Future minimum lease payments under noncancellable operating leases as of December 31, 1998 are as follows:

      1999                                           $     463,436
      2000                                                 474,194
      2001                                                 483,131
      2002                                                 492,068
      2003                                                 471,934
      Thereafter                                           522,785
                                                     -------------

      Total future minimum lease payments            $   2,907,548
                                                     =============

Rental expense under noncancellable operating leases was $437,125 for 1998.

5.   EMPLOYEE RETIREMENT PLAN

The Company has a noncontributory profit-sharing plan, which covers all eligible employees, and a 401(k) plan, which is contributory and offered to all eligible employees. The annual Company contributions to the profit-sharing and the 401(k) plans are at the discretion of the Board of Directors. Company contributions made to the 401(k) plan were $76,145 in 1998. There were no contributions made to the profit-sharing plan for 1998.

TRAVEL SERVICES INTERNATIONAL, INC. AND ACQUIRED SUBSIDARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 1998

                                                                                       AHI          PRO FORMA
                                                                        TSI       INTERNATIONAL    ADJUSTMENTS          PRO FORMA
                                                                   ------------   ------------   ---------------      -------------
                                                                                                   (unaudited)         (unaudited)
                        ASSETS
Current Assets:
  Cash and cash equivalents                                        $ 26,084,008   $  9,830,795   $ (2,435,000)(1)      $ 33,479,803
  Accounts receivable, net                                           15,460,072        835,253           --              16,295,325
  Receivables from affiliates and employees                             249,842         72,036           --                 321,878
  Prepaid expenses                                                    6,299,692      6,873,300           --              13,172,992
  Deferred income taxes                                                    --             --             --                    --
  Other current assets                                                1,476,695        844,652           --               2,321,347
                                                                   ------------   ------------   ------------          ------------
     Total current assets                                            49,570,309     18,456,036     (2,435,000)           65,591,345

Property and equipment, net                                          22,503,683        741,919           --              23,245,602
Goodwill, net                                                       105,773,035           --       27,723,454 (2)       133,496,489
Notes receivables from employees                                        409,592           --             --                 409,592
Other assets                                                          1,045,401           --             --               1,045,401

                                                                   ------------   ------------   ------------          ------------
     Total assets                                                  $179,302,021   $ 19,197,955   $ 25,288,454          $223,788,430
                                                                   ============   ============   ============          ============


         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt                                $    257,240   $     12,923   $       --            $    270,163
  Due to affiliates and employees                                          --             --             --                    --
  Trade payables and accrued expenses                                29,291,234     16,111,486           --              45,402,720
                                                                   ------------   ------------   ------------          ------------
     Total current liabilities                                       29,548,474     16,124,409           --              45,672,883

Borrowings under line of credit                                            --             --       24,000,000 (2)        24,000,000
Long-term debt, net of current portion                                2,888,069           --             --               2,888,069
Deferred income taxes                                                 1,067,343           --             --               1,067,343
Other long-term liabilities                                             501,869           --             --                 501,869

Stockholders' Equity:
Preferred stock, $0.01 par value;  1,000,000 shares authorized;
  none outstanding                                                         --             --             --                    --
Common stock, $0.01 par value;  50,000,000 shares authorized;
  13,522,369 shares outstanding                                         133,770          6,894         (5,440)(2)           135,224
Additional paid-in capital                                          129,623,103           --        3,728,894 (2)       133,351,997
Retained earnings                                                    15,539,394      3,066,652     (2,435,000)(1)(2)     16,171,046
                                                                   ------------   ------------   ------------          ------------
     Total stockholders' equity                                     145,296,267      3,073,546      1,288,454           149,658,267
                                                                   ------------   ------------   ------------          ------------
     Total liabilities and stockholders' equity                    $179,302,021   $ 19,197,955   $ 25,288,454          $223,788,430
                                                                   ============   ============   ============          ============

The accompanying notes to these unaudited pro forma condensed combined financial statements are an integral part of these statements

TRAVEL SERVICES INTERNATIONAL, INC. AND ACQUIRED SUBSIDARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                      AHI           PRO FORMA
                                                      TSI        INTERNATIONAL     ADJUSTMENTS          PRO FORMA
                                                 -------------   -------------    -------------       -------------
                                                                                   (unaudited)         (unaudited)
Net revenues                                     $ 129,854,649   $  15,736,503    $        --         $ 145,591,152
Operating expenses                                  70,920,190       8,363,851             --            79,284,041
                                                 -------------   -------------    -------------       -------------
     Gross profit                                   58,934,459       7,372,652             --            66,307,111

General and administrative expenses                 34,550,281       3,635,114         (440,000)(3)      37,745,395
Goodwill amortization                                2,627,729            --            792,099 (4)       3,419,828
                                                 -------------   -------------    -------------       -------------
     Income from operations                         21,756,449       3,737,538         (352,099)         25,141,888

Interest expense and other, net                         28,289        (366,892)       1,680,000 (5)       1,341,397
                                                 -------------   -------------    -------------       -------------
     Income before income taxes                     21,728,160       4,104,430       (2,032,099)         23,800,491

Provision for income taxes                           9,310,000          61,779          808,600 (6)      10,180,379
                                                 -------------   -------------    -------------       -------------
     Net income                                  $  12,418,160   $   4,042,651    $  (2,840,699)      $  13,620,112
                                                 =============   =============    =============       =============

Diluted pro forma earnings per share             $        0.99                                        $        1.08
                                                 =============                                        =============

Shares used in computing diluted
   pro forma earnings per share                     12,516,195         145,400                           12,661,595
                                                 =============   =============                        =============

The accompanying notes to these unaudited pro forma condensed combined financial statements are an integral part of these statements.

           TRAVEL SERVICES INTERNATIONAL, INC. AND ACQUIRED SUBSIDIARY
                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements and related notes should be read in conjunction with the Company's Form S-1 Registration Statement dated July 15, 1998 and Form 10-K for the year ended December 31, 1997.

1. Represents agreed-upon pre-closing distributions subsequent to December 31, 1998, as stated in the Stock Purchase Agreement.

2. Represents the entries to record the acquisition of AHI International Corporation ("AHI") under the purchase method of accounting (based on the $30.00 closing price of the Company's common stock on the February 2, 1999 transaction closing date)

3. Represents a reduction of salaries derived from contractual agreements, which establish the compensation of the former owners and certain key employees (Compensation Differential).

4. Represents the amortization associated with the goodwill acquired, to be amortized over a period of 35 years.

5. Represents interest expense at a rate of 7.0 % associated with $24 million of funds borrowed under the Company's revolving credit facility.

6. Represents the incremental provision for federal and state income taxes relating to the pro forma income.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRAVEL SERVICES INTERNATIONAL, INC.
                                                (Registrant)

Date: February 24, 1998

                       /S/ JILL M. VALES
                       --------------------------------------------------------
                       Jill M. Vales
                       Senior Vice President and Chief Financial Officer
                       (as both a duly authorized officer of the registrant and the principal financial officer or chief accounting officer of the registrant)